UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Comverse Technology, Inc. and

Cadian Capital Management Announce Agreement

NEW YORK, New York, May 31, 2012 – Comverse Technology, Inc. (Nasdaq: CMVT) (“CTI”), today announced an agreement with Cadian Capital Management, LLC regarding the composition of the Boards of Directors of CTI, its majority-owned subsidiary Verint Systems, Inc. (“Verint”), and its wholly-owned subsidiary Comverse, Inc. (“CNS”).

Cadian agreed to abandon its solicitation for the election of its director nominees and vote in favor of CTI’s director nominees at CTI’s upcoming Annual Meeting of Shareholders. Cadian also agreed to vote in favor of the planned spin-off of CNS to CTI’s shareholders, provided the terms of the spin-off are fair and reasonable to and in the best interests of CTI’s shareholders, and, if a merger between CTI and Verint to eliminate the holding company structure is proposed on terms and conditions that are fair and reasonable to, and in the best interests of, CTI’s and Verint’s shareholders, to vote in favor of such merger.

CTI has agreed, immediately prior to the planned spin-off of CNS but subject to fiduciary duties, to appoint a CNS Board of Directors comprised of Steven Andrews, Susan Bowick, James Budge, Charles Burdick, Doron Inbar, Philippe Tartavull and Mark Terrell. If CTI announces its inability to complete the spin-off of CNS prior to October 31, 2012, abandons the spin-off or the spin-off has not occurred by October 31, 2012, CTI has agreed, subject to fiduciary duties, to use its reasonable best efforts to cause Messrs. Andrews, Budge and Inbar to be appointed to the CTI Board and, thereafter, to cause Messrs. Robert Dubner, Augustus Oliver and Theodore Schell to resign upon the earlier of the completion of the spin-off or January 31, 2013.

In addition, CTI has agreed to use reasonable best efforts to cause three nominees designated by Cadian and reasonably acceptable to the CTI Board to replace Augustus Oliver, Theodore Schell and Mark Terrell as nominees for election as directors at Verint’s upcoming Annual Meeting of Stockholders. Accordingly, CTI has agreed to use its reasonable best efforts to cause Verint’s Annual Meeting, currently scheduled for June 15, 2012, to be postponed to a date not later than July 2, 2012, to accommodate this change. If this change does not occur at Verint’s Annual Meeting, CTI has agreed to use its reasonable best efforts to cause the change to occur thereafter.

Additional terms, conditions and contingencies are outlined in a Current Report on Form 8-K being filed by CTI today with the Securities and Exchange Commission.

Charles Burdick, CTI’s Chief Executive Officer and Chairman of the Board said, “We are pleased to reach an agreement that not only avoids a costly and distracting solicitation process, but more importantly, fulfills our commitment to good governance with the Boards of CTI, CNS and Verint, that continue to be comprised of highly qualified individuals focused on delivering superior shareholder returns.”

Spin-off of CNS

The spin-off of CNS is subject to a number of conditions, including final approval of the transaction by CTI’s Board of Directors, filings with, and the completion of a review process by, the Securities and Exchange Commission, the approval of CTI shareholders and final approval of certain material agreements by the boards of each of CTI and CNS.

Upon completion of the proposed spin-off and prior to the effect of any transaction that would eliminate the CTI holding company structure, current CTI shareholders would continue to hold their equity in CTI as well as own 100% of the equity of CNS.

About Comverse Technology, Inc.

CTI, through its wholly-owned subsidiary CNS, is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. CNS’ extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.

Other important Information

In connection with CTI’s upcoming annual meeting of shareholders, a definitive proxy statement has been filed with the SEC on May 18, 2012. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO ANY MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS, CTI’s SHAREHOLDERS AND INVESTORS ARE URGED TO READ SUCH PROXY STATEMENT, AS SUCH PROXY STATEMENT MAY BE SUPPLEMENTED OR AMENDED, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS. In connection with the previously announced spin-off, a definitive proxy statement for CTI’s shareholders would need to be filed with the SEC and CTI would also mail a final proxy statement to its shareholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO SUCH SPIN-OFF, CTI’s SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DISTRIBUTION. Investors and

security holders can obtain, without charge, a copy of the proxy statement relating to the annual meeting of shareholders and the proxy statement relating to the proposed spin-off (if and when available), as well as other relevant documents containing important information about CTI, at the SEC’s website (http://www.sec.gov). You may also read and copy any reports, statements and other information filed by CTI at the SEC public reference room at 100 F. Street, N.E. Washington D.C 20549. Please call the SEC at 1–800–SEC–0330 for further information.

CTI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the annual meeting of shareholders and the proposed spin-off. Information concerning the interests of CTI’s participants in the solicitation for (i) the annual meeting of shareholders is set forth in the proxy statement relating to the upcoming annual meeting of shareholders filed with the SEC on May 18, 2012 and CTI’s Annual Reports on the Form 10–K previously filed with the SEC and (ii) the proposed spin-off in CTI’s Annual Reports on the Form 10–K, previously filed with the SEC and would be set forth in the proxy statement relating to the spin-off if and when it becomes available.

Forward–Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, changes to the composition of the boards of directors of CTI, Verint and CNS, CTI’s intent to distribute CNS shares to CTI shareholders, CTI’s intent to explore the elimination of its holding company structure, and the timing of the foregoing actions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of CTI’s control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: failure to elect any nominees as directors to the boards of directors of CTI, Verint and CNS; failure to satisfy any of the conditions to the proposed distribution, including obtaining the required shareholder vote; adverse effects on the market price of CTI’s or Verint’s common stock and on CTI’s operating results because of a failure to complete the proposed distribution; failure to realize the expected benefits of the proposed distribution; negative effects of announcement or consummation of the proposed distribution or strategic alternatives on the market price of CTI’s or Verint’s common stock; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect CTI and its assets in connection with CTI’s announced intentions; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; the impact of CTI’s announced intentions on CTI’s employees, customers and suppliers; future opportunities that CTI’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the distribution.

Actual results could differ materially. For further information regarding risks and uncertainties associated with CTI’s businesses, please also see the risks described in the section entitled “Forward-Looking Statements”, Item 1A, “Risk Factors” and elsewhere in CTI’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012 filed with the SEC on April 2, 2012 or in subsequently filed periodic, current or other reports. CTI undertakes no commitment to update or revise forward-looking statements except as required by law.

Contact:

Paul D. Baker

Comverse Technology, Inc.

paul.baker@cmvt.com

(212) 739-1060